UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

CAVITATION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	02-9901	20-4907818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10019 Canoga Ave.
Chatsworth, California 91311
(Address of principal executive offices including zip code)

(818) 718-0905
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2014, John Zotos was appointed as an independent board member of the Cavitation Technologies, Inc. (the "Company") board of directors. In addition to his appointment as a director, Mr. Zotos has been granted a warrant to purchase 1,000,000 shares of the Company's common stock at $0.08 per share which will vest over a one year period, subject to Mr. Zotos' continuing service to the Company. Mr. Zotos will also be granted 37,500 shares of the Company's common stock per every quarter that he serves on the Company's board of directors.

Mr. Zotos brings to the Board significant business experience which gives him a broad and extensive understanding of our operations and our industry. Due to his business background, he has a broad understanding of the operational, financial and strategic issues facing public companies.

A press release announcing the appointment of Mr. Zotos as a director will be issued by the Company following the filing of this form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 16, 2014

	By:	/s/ Igor Gordonitsky
Igor Gordonitsky
President Principal Executive Officer